UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

February 24, 2021

Date of Report

(Date of earliest event reported)

TOFUTTI BRANDS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-09009	13-3094658
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Jackson Drive Cranford, New Jersey 07016
(Address of principal executive offices and zip code)

(908)272-2400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TOFB	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICER.

It is with great sadness that Tofutti Brands Inc. announces the death of David Mintz, the company’s founder, Chairman of the Board and Chief Executive Officer. Mr Mintz was a visionary and an industry leader in the development and popularization of non-dairy plant-based food. Mr. Mintz served as Chairman and Chief Executive Officer of the company since its initial public offering in October 1985.

“David was responsible for the development of all of the products marketed and sold by Tofutti Brands. He was truly a visionary in his development of frozen desserts, non-dairy cheese products and a broad array of food products based on tofu,” said Steven Kass, Chief Financial Officer of the Company. “His vision, innovative development of new products, marketing genius and wisdom will be greatly missed and on behalf our directors, officers and employees, we extend our deepest sympathies to his family at this time.”

Mr. Kass will temporarily assume the duties of the company’s chief executive officer.

The information in this Form 8-K shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	February 26, 2021	TOFUTTI BRANDS INC.
(Registrant)

		By:	/s/Steven Kass
Steven Kass
Chief Financial Officer